UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 11, 2016

LANDS' END, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2014, in connection with the distribution by Sears Holdings Corporation (“Sears Holdings”) to its stockholders of 100% of the outstanding shares of common stock of Lands’ End, Inc. (“Lands’ End”), Lands’ End entered into a Buying Agency Agreement with Sears Holdings Global Sourcing, Ltd. (“SHGS”), a wholly owned subsidiary of Sears Holdings (the “2014 Agreement”). Under the 2014 Agreement, SHGS provided Lands’ End with certain foreign buying office support services on a non-exclusive basis, including vendor selection and screening, technical support, contract negotiation support and quality control services.

As previously disclosed, Lands’ End and a subsidiary of Sears Holdings have been engaged in negotiations for a successor buying agency agreement. On July 11, 2016, Lands’ End and International Sourcing & Logistics Limited (“Agent”), a wholly owned subsidiary of Sears Holdings, executed and delivered to each other a Buying Agency Agreement (the “2016 Agreement”). Upon such execution and delivery, the 2014 Agreement was terminated. In addition to the services received by Lands’ End under the 2014 Agreement, the 2016 Agreement provides for enhanced sourcing services, including for product development, costing analyses, vendor communications, vendor strategy and quality assurance on a non-exclusive basis.

The initial term of the 2016 Agreement will expire on March 31, 2017. If Lands’ End has earned and paid certain minimum commissions to Agent during the term and is not in breach of the 2016 Agreement, Lands’ End will have the option to extend the 2016 Agreement for a period of one year, subject to a maximum of three such renewal periods. Agent will be entitled to receive a fee equal to a certain percentage of the price of goods sourced through Agent (2.3% through July 31, 2016 and 3.5% thereafter), subject to annual minimum commissions payable to Agent. The minimum commission for the first contract year (ending March 31, 2017) is $7.5 million, less commission amounts earned by SHGS under the 2014 Agreement subsequent to January 31, 2016. The minimum commission for the second contract year, if applicable, is $7.5 million. Minimum commissions for any renewal periods would be subject to negotiation at the time of renewal.

The 2016 Agreement contains customary defense, indemnity and liability limit provisions that are substantially the same as the comparable provisions contained in the 2014 Agreement.

The Related Party Transactions Subcommittee (the “Subcommittee”) of the Audit Committee of the Company’s Board of Directors approved the 2016 Agreement in accordance with the Company’s Related Party Transactions Approval Policy. The Board of Directors ratified the Subcommittee’s approval.

This summary of the 2016 Agreement is qualified in its entirety by reference to the 2016 Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Buying Agency Agreement, dated as of July 11, 2016, by and between International Sourcing & Logistics Limited and Lands’ End, Inc.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.
Date: July 13, 2016	By: /s/ Dorian R. Williams
Name: Dorian R. Williams Title: Senior Vice President, General Counsel and Corporate Secretary